Exhibit 99.1

JLL Income Property Trust

Fully Subscribes $168 Million Diversified DST

Chicago (July 23, 2025) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.5 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Diversified 9, DST. The $168 million program was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate while also deferring taxes.

JLLX Diversified 9, DST consists of two multifamily residential communities, both located in Fort Collins, CO, totaling 210 and 195 residential units, and a retail shopping center in Phoenix, AZ totaling 118,000 square feet.

“We are extremely pleased to have fully subscribed JLLX Diversified 9, DST,” said Drew Dornbusch, Head of JLL Exchange. “Our investors and financial advisors continue to respond positively to the tax deferral, estate planning, and diversification benefits offered by the JLLX platform, confirming the market’s continued demand for institutional-quality, low-fee, 1031 solutions.”

“The multifamily rental and grocery-anchored retail sectors continue to show strong fundamentals, as rental growth and demand for necessity property types remains resilient,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “JLLX Diversified 9, DST provided access to these two core property sectors in an investment solution designed to allow investors to maintain exposure to core real estate while enjoying a range of tax and estate planning benefits.”

Since its inception in 2019, JLL Exchange has attracted more than $1.95 billion across 26 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. To date, JLL Income Property Trust has completed 15 full cycle UPREIT transactions totaling $1.2 billion.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of core real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare, office and debt investments throughout the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages $82.3 billion of assets in private and public real estate equity and debt investments as of Q4 2024. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Alissa Schachter
LaSalle Investment Management
Telephone: +1 312 339 0625
Email: Alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com